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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                   May 3, 2002
                Date of Report (Date of earliest event reported)


                             SOFTWARE SPECTRUM, INC.
             (Exact name of Registrant as specified in its charter)


            Texas                       000-19349               75-1878002
(State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               2140 Merritt Drive
                              Garland, Texas 75041
              (Address of principal executive offices -- zip code)

       Registrant's telephone number, including area code: (972) 840-6600

       (Former name or former address, if changed since last report): N/A



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Item 1. Changes in Control of Registrant.

On May 1, 2002 Software Spectrum, Inc. (the "Company"), Level 3 Communications, Inc. ("Level 3") and Eldorado Acquisition Three, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Level 3 ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Level 3. The aggregate purchase price payable pursuant to the Merger is approximately $122 million, after taking into account the net amounts payable upon cancellation of outstanding stock options and the Company's current cash position. The Merger Agreement and the press release issued by the Company in connection therewith are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Common Stock of the Company issued and outstanding immediately before the Effective Time (other than shares held by the Company, Level 3, or their respective subsidiaries) will be automatically cancelled and extinguished and converted into the right to receive $37.00 per share (the "Per Share Price"). Pursuant to the Merger Agreement, prior to the Effective Time each outstanding option to purchase Common Stock of the Company shall be cancelled, and each holder of an option, whether vested or unvested, shall be entitled to receive an amount in cash equal to the excess of (i) the Per Share Amount over (ii) the per share exercise price of the option as in effect immediately prior to the Effective Time.

The Merger is subject to, among other things, the approval of at least two-thirds of the Company's shareholders and the receipt of certain regulatory approvals. Certain shareholders of the Company, representing approximately 28 percent of the outstanding shares, including Judy C. Odom, Chief Executive Officer of the Company, have entered into a voting agreement (the "Voting Agreement") pursuant to which they have agreed to vote their shares in favor of the Merger. The Voting Agreement is attached as Exhibit 2.2 hereto and is incorporated herein by reference. The Merger is expected to close in the third quarter of 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.



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(c)      Exhibits.

         The following documents are filed or incorporated by reference as exhibits to this Report:

         2.1 Agreement and Plan of Merger, dated May 1, 2002, by and among Level 3 Communications, Inc., Eldorado Acquisition Three, Inc., and the Company.

         2.2 Voting Agreement, dated as of May 1, 2002, by and among Level 3 Communications, Inc., Eldorado Acquisition Three, Inc., the Company, Private Capital Management, L.P., and Judy C. Odom.

         99.1 Press Release, dated May 2, 2002, relating to the Agreement and Plan of Merger.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SOFTWARE SPECTRUM, INC.

Dated: May 3, 2002                     By: /s/ James W. Brown
                                          --------------------------------------
                                          James W. Brown
                                          Vice President and
                                          Chief Financial Officer



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                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER    DESCRIPTION
        -------   -----------
         2.1      Agreement and Plan of Merger, dated May 1, 2002, by and among
                  Level 3 Communications, Inc., Eldorado Acquisition Three,
                  Inc., and the Company.

         2.2      Voting Agreement, dated as of May 1, 2002, by and among Level
                  3 Communications, Inc., Eldorado Acquisition Three, Inc., the
                  Company, Private Capital Management, L.P., and Judy C. Odom.

         99.1 Press Release, dated May 2, 2002, relating to the Agreement and Plan of Merger.